UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC

Hertz Global Holdings, Inc.	Warrants to purchase Common Stock Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.61 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC

The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Although the second quarter of 2026 has not yet concluded, Hertz Global Holdings, Inc. (the “Company,” “we,” “us” or “our”) currently expects its second quarter results for fleet size, revenue, RPD and rental days will align with, or slightly exceed, its previous expectations due to healthy demand and better than anticipated capacity utilization with second quarter to date year-over-year growth in RPD increasing above the growth trend in the first quarter. Current unexpected softness in the used car market caused us to realize losses on the sale of vehicles in May 2026 compared to gains in April 2026, which will negatively impact net DPU per month in the quarter. Based on this recent trend in used car sales, we now believe our second quarter net DPU per month will be approximately $300. As a result, our Adjusted Corporate EBITDA is expected to be in the $50-$80 million range, which is within our margin expectations but towards the lower end of our second quarter range.

The preliminary financial information referenced above is unaudited, subject to completion and based on information available to management as of the date of this Current Report on Form 8-K. The preliminary financial information above is based on management’s internal reporting and forecasting and is subject to change during the period remaining in the second quarter as well as subject to adjustment for quarter-end closing procedures (which have not been completed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with GAAP. Our independent registered public accounting firm has not performed any audit, review or set of procedures with respect to our preliminary financial information for the second quarter of 2026. An audit, review or set of procedures of such financial information could result in changes to these preliminary results. Actual results of operations may be materially different from the results of operations provided herein, and you should not place undue reliance on these preliminary results of operations. We undertake no obligation to update this information. The preliminary financial information presented above is not necessarily indicative of results of operations for any future period.

We have not reconciled Adjusted Corporate EBITDA for the quarter-ended June 30, 2026 to GAAP net loss as a result of uncertainty regarding, and the potential variability of, reconciling items such as the change in fair value of public warrants, as this adjustment is directly impacted by unpredictable fluctuations in our stock price and the volume of warrants exercised during the period. Accordingly, a reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results calculated in accordance with GAAP.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Words such as “expect,” “will” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our expectations with respect to the quarter ended June 30, 2026, our ability to achieve the cost savings and revenue enhancements from our profitability initiatives and other operational programs, our positioning, strategy, vision, forward looking investments, conditions in the travel industry, our contingent liabilities and our financial and operational condition. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including risks and uncertainties described in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of their date, and we undertake no obligation to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION

(each, a Registrant)

By:	/s/ Scott M. Haralson
Name:	Scott M. Haralson
Title:	Executive Vice President and Chief Financial Officer

Date: June 24, 2026